UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

December 13, 2019

Date of Report (Date of earliest event reported)

OWENS-ILLINOIS, INC.

OWENS-ILLINOIS GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware (Owens-Illinois, Inc.) Delaware (Owens-Illinois Group, Inc.) (State or other jurisdiction of incorporation)	1-9576 33-13061 (Commission File Number)	22-2781933 34-1559348 (IRS Employer Identification No.)

One Michael Owens Way Perrysburg, Ohio (Address of principal executive offices)	43551-2999 (Zip Code)

(567) 336-5000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $.01 par value per share, of Owens-Illinois, Inc.	OI	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On December 13, 2019, Owens-Illinois Group, Inc. (“OI Group”), a direct, wholly-owned subsidiary of Owens-Illinois, Inc. (“O-I” or the “Company”), and certain of OI Group’s direct and indirect domestic and foreign subsidiaries entered into Amendment No. 1 (“Amendment No. 1”) to its Third Amended and Restated Credit Agreement and Syndicated Facility Agreement, dated as of June 25, 2019, by and among OI Group and certain of its direct and indirect subsidiaries, Deutsche Bank AG New York Branch, as Administrative Agent and Collateral Agent, Owens-Illinois General Inc., as Borrowers’ Agent and the other Agents, Arrangers and Lenders named therein (the “Credit Agreement”).

Amendment No. 1 amended the Credit Agreement to facilitate the implementation of the Corporate Modernization (as defined below).

The Corporate Modernization, if implemented, would involve a series of transactions (together with certain related transactions, the “Corporate Modernization”) pursuant to which (1) O-I will form a new holding company, which will be a Delaware corporation, O-I Glass, Inc. (“O-I Glass”), as a direct wholly owned subsidiary of O-I and a sister company to OI Group; (2) O-I Glass will form a new Delaware limited liability company (“Paddock Enterprises, LLC”), as a direct wholly owned subsidiary of O-I Glass; (3) O-I will merge with and into Paddock Enterprises, LLC, with Paddock Enterprises, LLC continuing as the surviving entity, as a result of which Paddock Enterprises, LLC will be a direct wholly owned subsidiary of O-I Glass; and (4) Paddock Enterprises, LLC will distribute 100% of the capital stock of OI Group to O-I Glass, as a result of which OI Group will be a direct wholly owned subsidiary of O-I Glass and sister company to Paddock Enterprises, LLC.

O-I Glass would replace O-I as the public company trading on the New York Stock Exchange under O-I’s current ticker symbol, “OI.” In connection with the merger described above, each share of O-I’s stock would automatically convert into the right to receive a share of stock of O-I Glass on a one-for-one basis.

The Company believes that the Corporate Modernization would improve the Company’s operating efficiency and cost structure, while ensuring the Company remains well-positioned to address its legacy liabilities.

It is not expected that the Corporate Modernization would result in a change in the directors, executive officers, management or business of the public company, or impact the timing of the declaration and payment of regular quarterly dividends. In addition, from a credit perspective, the Corporate Modernization is not expected to affect cash flow support from subsidiaries or change the credit group for purposes of the senior notes issued by the Company's subsidiaries or the Credit Agreement. It is intended that the Corporate Modernization, if implemented, should be a tax-free transaction for U.S. federal income tax purposes for O-I and O-I’s stockholders. The Corporate Modernization, if implemented, would be expected to be completed by the end of 2019.

In addition, on December 19, 2019, OI Group and certain of OI Group’s direct and indirect domestic and foreign subsidiaries entered into Amendment No. 2 (“Amendment No. 2” and, together with Amendment No. 1, the “Amendments”) to the Credit Agreement. Amendment No. 2 provides for an extension of the 5.00:1.00 maximum total leverage ratio for purposes of the financial maintenance covenant in the Credit Agreement through the fiscal quarter ending March 31, 2021, with periodic reductions thereafter beginning with the fiscal quarter ending June 30, 2021.

The foregoing description of the Amendments is not intended to be a complete description of the Amendments and is qualified in its entirety by the full text of the Amendments which are attached as Exhibit 10.1 and Exhibit 10.2 to this Current Report on Form 8-K and incorporated by reference herein.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits.

Exhibit
No.	Description
10.1	Amendment No. 1 to the Third Amended and Restated Credit Agreement and Syndicated Facility Agreement, dated June 25, 2019, by and among the Borrowers named therein, Owens-Illinois General Inc., as Borrowers’ Agent, Deutsche Bank AG New York Branch, as Administrative Agent, and the other Agents, Arrangers and Lenders named therein.

10.2	Amendment No. 2 to the Third Amended and Restated Credit Agreement and Syndicated Facility Agreement, dated June 25, 2019, by and among the Borrowers named therein, Owens-Illinois General Inc., as Borrowers’ Agent, Deutsche Bank AG New York Branch, as Administrative Agent, and the other Agents, Arrangers and Lenders named therein.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OWENS-ILLINOIS, INC.

Date: December 19, 2019	By:	/s/ John A. Haudrich
	Name:	John A. Haudrich
	Title:	Senior Vice President and Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OWENS-ILLINOIS GROUP, INC.

Date: December 19, 2019	By:	/s/ John A. Haudrich
	Name:	John A. Haudrich
	Title:	President and Chief Financial Officer